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                                                                      EXHIBIT 11

                              THERMO FIBERGEN INC.

                       COMPUTATION OF EARNINGS PER SHARE


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                                                                            INCEPTION
                                                                             THROUGH        SIX MONTHS ENDED
                                                                             DECEMBER    -----------------------
                                                                               30,        JULY 1,      JUNE 29,
                                        1993         1994         1995         1995         1995         1996
                                     ----------   ----------   ----------   ----------   ----------   ----------
COMPUTATION OF PRIMARY EARNINGS PER
  SHARE:
Net Loss (a).......................  $ (106,000)  $ (128,000)  $ (601,000)  $ (982,000)  $ (276,000)  $ (281,000)
                                     ----------   ----------   ----------   ----------   ----------   ----------
Shares:
  Weighted average shares
     outstanding...................  10,000,000   10,000,000   10,000,000   10,000,000   10,000,000   10,000,000
  Add: Shares issuable from assumed
       exercise of options (as
       determined by the
       application of the treasury
       stock method)...............      72,902       72,902       72,902       72,902       72,902       72,902
                                     ----------   ----------   ----------   ----------   ----------   ----------
  Weighted average shares, as
     adjusted (b)..................  10,072,902   10,072,902   10,072,902   10,072,902   10,072,902   10,072,902
                                     ----------   ----------   ----------   ----------   ----------   ----------
Primary Earnings per Share
  (a) / (b)........................  $     (.01)  $     (.01)  $     (.06)  $     (.10)  $     (.03)  $     (.03)
                                      =========    =========    =========    =========    =========    =========
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